Exhibit 99.16

The Local and Regional

Economic Impacts of

Milwaukee County’s

General Mitchell International Airport

2005

Prepared in cooperation with

Breitenbach Weiss, Inc.

for Milwaukee County

Martin Associates

941 Wheatland Avenue, Suite 203

Lancaster, PA 17603

www.martinassoc.net

Table of Contents

EXECUTIVE SUMMARY	1

I. INTRODUCTION, OVERVIEW AND SUMMARY OF RESULTS	5

1. IMPACT STRUCTURE	5
1.1 Revenue Impact	6
1.2 Employment Impact	7
1.3 Income Impact	7
1.4 Tax Impact	7

2. ECONOMIC IMPACT SECTORS	8
2.1 Airline/Airport Service Sector	8
2.2 Freight Transportation Sector	8
2.3 Passenger Ground Transportation Sector	9
2.4 Contract Construction and Consulting Sector	9
2.5 Visitor Industry Services Sector	9
3. DATA COLLECTION	9
4. SUMMARY OF FINDINGS	9

II. EMPLOYMENT IMPACTS CREATED BY MKE ACTIVITY	11

1. TOTAL JOB IMPACTS	11
2. DIRECT JOB IMPACTS	12
2.1 Direct Job Impacts by Type of Activity	13
2.1.1 Direct Jobs Dependent upon Passenger Activity	14
2.1.2 Air Cargo Transportation Job Impacts	15
2.1.3 Military Job Impacts	15
2.1.4 Construction/Consulting Job Impacts	15
3. GEOGRAPHIC DISTRIBUTION OF DIRECT JOBS	15
4. INDUCED JOB IMPACT	16
5. INDIRECT JOB IMPACTS	17

III. REVENUE, INCOME AND TAX IMPACTS CREATED BY MKE AIRPORT ACTIVITY	18

1. REVENUE IMPACT	18
2. PERSONAL INCOME IMPACTS	19
3. LOCAL PURCHASES	20
4. TAX IMPACTS	20

IV. VISITOR INDUSTRY IMPACTS CREATED BY MKE PASSENGER ACTIVITY	22

1. VISITOR INDUSTRY JOB IMPACT	24
2. BUSINESS REVENUE IMPACT	25
3. PERSONAL INCOME AND TAX IMPACTS	26

V. COMPARISON WITH 1996 IMPACTS CREATED BY MKE	27

EXECUTIVE SUMMARY

The County of Milwaukee retained the services of Breitenbach Weiss and Martin Associates to estimate the economic impacts of Milwaukee’s General Mitchell International Airport (MKE). The impacts are quantified in terms of:

•	Jobs;

•	Employee earnings;

•	Business revenue;

•	State and local taxes;

•	Federal airport-specific taxes.

The impacts are estimated for passenger and air cargo (air freight plus mail) activity for calendar year 2005. In addition to the baseline impacts, an economic impact model has been developed for MKE which can be used to estimate the impacts associated with capital construction and expansion projects. Furthermore, the model can be used for annual updates of the impacts as well as to test the sensitivity of impacts to changes in:

•	Passenger levels;

•	Domestic versus international passengers;

•	Passenger trip purpose;

•	Peak hour flight levels and mix of aircraft;

•	Labor productivity and work rules;

•	Freight levels;

•	General aviation operations.

In 1996, Martin Associates measured the economic impacts generated by passenger and air freight activity at MKE and the same methodology has been used to quantify the 2005 impacts. Therefore, direct comparisons can be made between the current impacts and those generated by passenger and air cargo activity in the previous period. In addition to our previous economic impact studies for MKE, Martin Associates has developed similar impact studies for airport activity at the following airports:

•	Hartsfield Atlanta International Airport;

•	Denver’s Stapleton International Airport;

•	Baltimore/Washington International Airport;

•	Minneapolis/St. Paul International Airport;

•	Seattle-Tacoma International Airport;

•	Toronto’s Lester B. Pearson International Airport;

•	Miami International Airport;

•	Washington’s Dulles International Airport and Ronald Reagan National Airport:

•	San Jose International Airport;

•	Oakland International Airport;

•	Portland International Airport;

•	Sacramento International Airport;

•	Harrisburg International Airport;

•	General Aviation and Commuter Airports in:

•	Harrisburg, PA;

•	Lancaster, PA;

•	Carlisle, PA;

•	Milwaukee, WI;

•	San Jose, CA;

•	Hillsboro, OR;

•	Troutdale, OR;

•	Mulino, OR;

•	Homestead, FL;

•	Opa-locka, FL;

•	34 GA airports in the State of Maryland.

Table 1 shows the economic impacts of passenger and air cargo activity at MKE in 2005.

Table 1

Economic Impact of General Mitchell International Airport

2005

IMPACTS	AIRPORT GENERATED	VISITOR INDUSTRY	TOTAL IMPACT
JOBS
DIRECT	6,341	18,956	25,296
INDUCED	3,807	5,667	9,474
INDIRECT	3,174	651	3,825

TOTAL	13,322	25,273	38,595
PERSONAL INCOME (MILLIONS)
DIRECT	$262.7	$279.6	$542.3
INDUCED	$318.2	$209.6	$527.8
INDIRECT	$107.1	$10.6	$117.7

TOTAL	$688.0	$499.8	$1,187.8
AVERAGE INCOME/DIRECT EMPLOYEE	$41,432	$14,752
BUSINESS REVENUE (MILLIONS)	$977.4	$820.5	$1,797.9
LOCAL PURCHASES (MILLIONS)	$243.1	$16.5	$259.6
STATE & LOCAL TAXES (MILLIONS)	$78.4	$86.8	$165.2
FEDERAL GOVERNMENT AVIATION SPECIFIC TAXES (MILLIONS)	$69.9	NA	$69.9

In 2005, 7.3 million passengers used MKE, and 202.4 million pounds of air cargo moved via the airport. This activity at MKE generated the following impacts:

•

13,322 direct, induced and indirect jobs were generated for residents of the Milwaukee area. Of the 13,322 jobs, 6,341 were direct jobs, while 3,807 jobs were induced throughout the region to support the purchase of goods and services by the 6,341 directly dependent employees. An additional 3,174 indirect jobs were generated in the local economy due to $243.1 million of local purchases by firms directly dependent on airport activity.

•	$688.0 million of direct, induced and indirect personal income and consumption expenditures were generated in the Milwaukee area as a result of the airport activity in 2005.

•	$977.4 million of business sales were generated by airport activity.

•	The Federal Government received $69.9 million in airport-specific taxes from activity at MKE.

•	State and local governments received $78.4 million in tax revenues from airport activity.

In addition to these direct, induced and indirect impacts, it is estimated that 25,273 direct, induced and indirect jobs were generated in the Milwaukee area visitors industry due to expenditures by 1.9 million visitors to the region who arrived via MKE. The impacts of the visitors are estimated from the results of a one-week passenger survey conducted by Martin Associates as part of this study. These visitors, who include both domestic as well as international travelers, spent about $820.5 million on area hotels, restaurants, retail stores and entertainment establishments, which in turn generated the jobs in the Milwaukee area visitors industry. As a result of visitors arriving via the airport, $86.8 million of state and local tax revenues were generated.

Since the last impact study in 1996, passenger activity at MKE increased from 5.5 million passengers to 7.3 million passengers in 2005. As a result of the gains in passenger activity, direct and induced jobs created by airport activity increased by 3,549 jobs. The largest job increases were with passenger airlines followed by the U.S. government agencies. In contrast, indirect jobs fell by 91 jobs reflecting an increase in productivity over the past 10 years, which has resulted in a lower number of jobs supported by the same dollar value of local purchases. As a result, the direct earnings impact increased by $128.2 million, and the re-spending impact and local consumption expenditures grew by $220.7 million. The indirect earnings impact was not measured in 1996. A key factor leading to the substantial growth in the respending and local personal consumption impact is the use of a larger personal earnings multiplier in the current study compared to the multiplier used in the 1996 study. Business revenue grew by $96 million over the period.

As the result of the increase in passenger activity between 1996 and 2005, the total jobs created in the visitors industry increased by 8,337 jobs. Direct jobs in the visitor industry grew by 5,501 jobs over the nine year period. Total personal income and consumption impacts created by visitors to the area also increased by $201 million, while business revenue grew by $315 million. Indirect impacts in the visitors industry were not measured in 1996, and the tax impacts were estimated using a per capita income tax burden in the current study rather than a per employee tax burden as was used in 1996. The use of a per capita income tax burden reflects the impact of differing salary levels in state and local tax payments.

In addition to the economic impacts created by passenger and air cargo activity at General Mitchell International Airport, general aviation activity at Lawrence J. Timmerman Airport also contributed to the local economy. In 2005, there were 79,054 general aviation operations at Timmerman and this activity supported the following economic impacts:

•	72 direct, induced and indirect jobs, of which 47 were directly generated in the local economy

•	$3.2 million of direct, induced and indirect income and consumption impacts

•	$4.9 million of business revenue

•	$210 thousand of local purchases

•	$362 thousand of state and local taxes.

I. INTRODUCTION, OVERVIEW AND SUMMARY OF RESULTS

The County of Milwaukee retained the services of Breitenbach Weiss and Martin Associates to measure the economic impact of airport activity generated by the General Mitchell International Airport (MKE). The base year of the analysis is calendar year 2005. The economic impacts created by the airport are measured in terms of jobs, personal income, state and local taxes, and revenue generated directly by airport activity, including the impact of visitors to the Milwaukee area who used MKE.

The methodology used in this analysis has been used to assess the economic impacts created by airport activity at Hartsfield Atlanta International Airport, Baltimore/Washington International Airport, Seattle-Tacoma International Airport, Portland International Airport, Minneapolis/ St. Paul International Airport, Toronto’s Lester B. Pearson International Airport, Washington, DC’s Reagan National Airport and Virginia’s Dulles International Airport, Miami International Airport, Oakland International Airport, Sacramento International Airport, Harrisburg International Airport, and San Jose International Airport.

In order to measure the impacts in the most defensible manner possible, the methodology utilized is based on interviews, local economic data, and airport statistics. An operational model of MKE was developed to use in updating the impacts on a short term basis, and to measure the incremental changes in airport-generated impacts due to changes in such factors as changes in total passenger and air cargo levels, changes in the number of flight operations, changes in domestic and international passenger levels, and changes in work rules by airlines. Also, the model can be used to test the economic impacts of various capital investment and airport expansion projects.

The remainder of this chapter summarizes the methodology, highlights key assumptions, and summarizes the major findings.

1.	IMPACT STRUCTURE

Activity at a commercial airport contributes to the local and state economy by generating business revenue to local and national firms providing air passenger service, freight service and support services to the airport and the airlines. These firms, in turn, provide employment and income to individuals and pay taxes to state and local governments. Similarly, activity at general aviation airports and commuter airports supports jobs and income with those providing services at the airport as well as for airport tenants using the airport runways for corporate and business related operations. Exhibit 1 shows how air traffic activity at MKE generates impacts throughout the local, state and national economy. As this exhibit indicates, the impact of an airport on a local, state or national economy cannot be reduced to a single number, but instead, airport activity creates several impacts. These are the revenue impact, employment impact, personal income impact, and tax impact. These impacts are not additive. For example, the income impact is a part of the revenue impact, and adding these impacts together would result in double counting.

Exhibit 1

Flow of Economic Impacts Generated by

Airport Activity

1.1	Revenue Impact

At the outset, activity at the airport generates business revenue for firms which provide air passenger service, freight service and ground support services for commercial and general aviation activity. This business revenue impact is dispersed throughout the economy in several ways. It is used to hire people to provide the services, to purchase goods and services, to pay for the use of airports and to make federal, state and local tax payments. The remainder is used to pay stockholders, retire debt, make investments, or is held as retained earnings. It is to be emphasized that the only portions of the revenue impact that can be definitely identified as remaining in the state are those portions paid out in salaries to direct employees, in state and local taxes, in local purchases, and in payments to the airport itself. Landing fees and terminal rents paid by airlines provide for some of the costs of operation of the airport and capital costs of new construction.

1.2	Employment Impact

The employment impact of aviation activity consists of four levels of job impacts.

•	Direct employment impact - jobs directly generated by airport activity, which would vanish if activity at the airports were to cease.

•

Induced employment impact - jobs created throughout the regional economy because individuals directly employed due to airport activity spend their wages locally on goods and services such as food and housing.

•	Indirect employment impact - jobs generated due to the purchase of goods and services by firms dependent upon airport activity.

•

Related employment impact - jobs with firms in the regional economy. These firms use MKE for air cargo shipments and receipts. Related jobs are not as directly dependent upon the airport as are the direct and induced jobs, but reflect the importance of MKE as a catalyst for economic development. At some level of reduced air service, this employment could be lost to other areas.

1.3	Income Impact

The income impact is the measure of personal wages and salaries received by individuals directly employed due to airport activity. This direct personal income is re-spent throughout the region by those that are directly employed. This re-spending effect, in turn, generates additional jobs — the induced employment impact. This re-spending throughout the region is estimated using a regional personal income multiplier, which reflects the percentage of purchases that are made within a region. The re-spending effect varies by region: a larger re-spending effect occurs in regions that produce a relatively large proportion of the goods and services consumed by residents, while lower re-spending effects are associated with areas that import a relatively large share of consumer goods and services (since personal income “leaks out” of the region for these purchases). The income multiplier also varies by level of average salary or wage rate — higher salaried jobs are associated with a larger personal income multiplier.

1.4	Tax Impact

State and local tax impacts are tax payments to the state and local governments by both firms and individuals involved in providing services in support of airport activity. State and local tax impacts include tax revenue from all types of state and local taxes. Also included in the tax impact are Federal aviation-specific taxes generated by air passenger and air cargo activity at the Airport.

2.	ECONOMIC IMPACT SECTORS

An airport is a diverse economic system. The businesses that have employees at commercial airports such as MKE as well as at general aviation airports cover a spectrum of trade and service sectors. For the purposes of this study, the airport system is divided into five sectors:

•	Airline/airport service;

•	Freight transportation;

•	Passenger ground transportation;

•	Contract construction/consulting services;

•	Visitor industry services.

Each of these sectors covers a variety of activities. A discussion of these five categories is provided below, with a description of the major participants in each.

2.1	Airline/Airport Service Sector

The airline/airport service sector consists of airlines providing passenger services, general aviation, and firms providing support services to the airlines, passengers, and to the airport. This group consists of the following participants:

•	Passenger Airlines;

•	General Aviation, (i.e., corporate hangars and business aircraft, not-for-profit aviation services, flying clubs, etc.);

•	Airport Administration;

•	Catering Firms;

•	Janitorial Firms;

•	Sky Caps;

•	Security Firms;

•	Aviation Service Firms (including fixed base operators);

•	Airport Retail Tenants (i.e., newsstands, retail shops, and food concessions);

•	Federal Government Agencies (i.e., F.A.A., TSA, Post Office, and U.S. Customs);

•	Military Bases, including the Air National Guard and the Air Force Reserves;

•	Parking and Miscellaneous.

Jobs in this category are typically located on the airport property.

2.2	Freight Transportation Sector

Freight transportation includes freight airlines, freight forwarders, and trucking firms involved in transporting air cargo. The air cargo consists of air freight, express packages and mail transported on dedicated freight airlines and in the cargo section of passenger airlines. Included in this group are air couriers, freight forwarders, and common carrier trucking firms located throughout the Milwaukee metropolitan area. Jobs in this category are located both on and off the airport.

2.3	Passenger Ground Transportation Sector

Passenger ground transportation consists of car rental firms and other ground transportation modes, such as buses, taxis and limousines. This group covers all transportation of individuals to and from the airport and includes both drivers and supporting reservation and maintenance employees.

2.4	Contract Construction and Consulting Sector

Individuals employed in this group include those providing construction and remodeling work at MKE, as well as architects and engineers providing planning and design services.

2.5	Visitor Industry Services Sector

Both domestic and international passengers arrive in the Milwaukee metropolitan area via MKE for several purposes, including business, pleasure and conventions. As a result of these out-of-town residents purchasing lodging, food and entertainment, jobs are created in the service and retail sectors in the Milwaukee area. To evaluate the impacts of visitors using MKE, Martin Associates conducted a one-week, 900 passenger, in-terminal passenger survey.

3.	DATA COLLECTION

Impacts were estimated on the basis of interviews with firms in the five economic impact categories described above. A total of 160 firms were contacted, representing nearly 100% coverage of tenants and firms providing services at MKE.

4.	SUMMARY OF FINDINGS

The key economic impacts generated by MKE are presented in Table 2.

Table 2

Summary of Impacts Generated by

General Mitchell International Airport

IMPACTS	AIRPORT GENERATED	VISITOR INDUSTRY	TOTAL IMPACT
JOBS
DIRECT	6,341	18,956	25,296
INDUCED	3,807	5,667	9,474
INDIRECT	3,174	651	3,825

TOTAL	13,322	25,273	38,595
PERSONAL INCOME (MILLIONS)
DIRECT	$262.7	$279.6	$542.3
INDUCED	$318.2	$209.6	$527.8
INDIRECT	$107.1	$10.6	$117.7

TOTAL	$688.0	$499.8	$1,187.8
AVERAGE INCOME/DIRECT EMPLOYEE	$41,432	$14,752
BUSINESS REVENUE (MILLIONS)	$977.4	$820.5	$1,797.9
LOCAL PURCHASES (MILLIONS)	$243.1	$16.5	$259.6
STATE & LOCAL TAXES (MILLIONS)	$78.4	$86.8	$165.2
FEDERAL GOVERNMENT AVIATION SPECIFIC TAXES (MILLIONS)	$69.9	NA	$69.9

The remainder of this report is organized as follows. Chapter II details the job impacts, and Chapter III describes the business revenue, employee earnings, and tax impacts. Chapter IV presents the impacts of the 1.9 million visitors to the Milwaukee area. Chapter V compares the changes in impacts at MKE since 1996.

II. EMPLOYMENT IMPACTS CREATED BY MKE ACTIVITY

In this chapter, the employment generated by MKE airport activity in 2005 is described. The chapter is organized as follows:

•	First, employment that is totally or partially dependent on the activities at MKE is estimated.

•	Second, the subset of total employment that is judged to be totally dependent on airport activity is analyzed in the following ways:

•	Jobs are estimated in terms of the four economic impact sectors and for job classifications within these categories. Visitor industry sector impacts are addressed separately in Chapter IV.

•	Jobs are estimated by type of airport activity, i.e. passenger, air cargo activity, military and construction/consulting activity.

•	Job impacts are allocated to counties and cities within the Milwaukee metropolitan area based on the residence of those directly dependent upon airport activity.

•	Finally, induced and indirect jobs are estimated.

1.	TOTAL JOB IMPACTS

In the year 2005, 38,595 Milwaukee metropolitan area residents held jobs that were in some way related to activity at MKE. Of these 38,595 jobs:

•

6,341 direct jobs are dependent upon activity at MKE. These jobs would be discontinued immediately if airport activity ceased. Also, these jobs would be impacted as a result of changes in number of flights and passenger levels.

•	3,807 induced jobs are created in the region due to the purchases of goods and services within the region by those 6,341 directly dependent upon activity at MKE.

•

3,174 indirect jobs are generated in the local economy due to the $243.1 million of local purchases for office supplies, maintenance and repair work, communications and utilities, professional services, fuel, etc., by those firms completely dependent upon the airport.

•

25,273 visitor industry direct, induced and indirect jobs are created in the region as a result of visitors arriving via MKE. Of these jobs, 18,956 jobs are created with hotels, restaurants, retail outlets, entertainment and recreational establishments due to direct expenditures by visitors in the Milwaukee metropolitan area who have arrived via MKE.

The 5,667 induced jobs due to visitors’ expenditures are supported by regional purchases of the 18,956 individuals holding jobs directly created due to expenditures by visitors using MKE. The local visitor industry firms made $16.5 million of local purchases for goods and services to support the visitor generated operations supporting an additional 651 indirect jobs in the area economy. Chapter IV presents a more detailed discussion of the job impacts created due to visitor expenditures.

2.	DIRECT JOB IMPACTS

As Exhibit 2 shows, about 81.6 percent of the 6,341 jobs directly generated by airport activity in 2005 are concentrated in the airline/airport service category, followed by about 9.2 percent with the air freight transportation sector, 6.4 percent with ground transportation, and 2.8 percent with construction contractors involved in the capital expansion projects at MKE.

Exhibit 2

Direct Job Impacts by Sector

MKE

Table 3 shows the distribution of employment within each major sector. The largest concentration of direct jobs, 2,449 jobs, are with passenger airlines, including flight crews, administration, ticket agents, ramp employees, and maintenance workers. The airline employment impact is followed by jobs with the military operations stationed at General Mitchell International Airport.

Table 3

Direct Job Impacts by Sector

IMPACT CATEGORY	DIRECT JOBS
AIRLINE/AIRPORT SECTOR
PASSENGER AIRLINES	2,449
CATERING (NON AIRLINE-OWNED)	74
FEDERAL GOVERNMENT	444
AIRPORT ADMINISTRATION	234
RETAIL CONCESSIONS	217
FIXED BASE OPERATORS	107
GENERAL AVIATION	253
MILITARY	1,162
SECURITY/SKYCAPS/JANITORIAL	128
PARKING	110

SUBTOTAL	5,178
FREIGHT TRANSPORTATION SECTOR
FREIGHT AIRLINES & COURIERS	574
FREIGHT FORWARDERS	7

SUBTOTAL	581
GROUND TRANSPORTATION
RENTAL CARS	265
TAXIS	73
LIMOS/BUS/VANS	66

SUBTOTAL	403
CONSTRUCTION AND CONSULTING	179
TOTAL	6,341

2.1	Direct Job Impacts by Type of Activity

The direct jobs are next allocated to types of activity at MKE:

•	Passenger Activity;

•	Military;

•	Air Cargo;

•	Construction/Consulting.

Exhibit 3 shows the distribution of direct jobs by type of activity.

Exhibit 3

Distribution of Direct Jobs by Type of Activity

2.1.1	Direct Jobs Dependent upon Passenger Activity

A total of 4,396 direct jobs were generated by commercial airline passenger activity. Of these 4,396 direct jobs, 2,426 jobs are with the airlines. These airline jobs include flight crew and pilots living in the Milwaukee metropolitan area who are based out of MKE, ticket agents, dispatchers, equipment mechanics and technicians, custodial workers who are employees of the airlines (and not contractors to the airlines), and airline management and clerical jobs. It is clear from this diverse set of jobs with airlines that certain jobs are dependent upon the number of flights at MKE; others are dependent upon the number of passengers at the airport, while still other jobs, such as pilots and crew based out of MKE are dependent upon airline corporate decisions and airline system activity throughout the United States.

As a result of this diversity in the types of jobs with airlines and their dependency upon the airport activity, it is clear that changes in the level of airport activity will not have a proportionate impact on the level of total direct airline jobs. For example, the airline flight attendants living in the Milwaukee metropolitan area, and based out of MKE, as well as system maintenance facilities, are not necessarily dependent upon the level of flights in and out of MKE, but instead on the growth in the specific airline system of which they are employees. In contrast, certain jobs are directly dependent on the number of flights at MKE, such as the equipment service technicians and dispatchers.

Based on analysis of employee job classifications for the airlines servicing MKE, it was estimated that 57 percent of the direct airline employment would be totally dependent upon the actual number of flights and passengers at MKE. The remaining 43 percent of airline employees would include flight crews based in Milwaukee (but dependent upon airline system-wide performance).

2.1.2	Air Cargo Transportation Job Impacts

In 2005, 202.4 million pounds of air freight/express freight and air mail were loaded and unloaded upon commercial air carriers and dedicated air cargo carriers at MKE. Of the 6,341 jobs directly generated by airport activity, 604 jobs are directly generated as a result of total air cargo activity.

2.1.3	Military Job Impacts

In 2005, 1,162 jobs were directly created by the presence of the Air National Guard and the U.S. Air Force at General Mitchell International Airport.

2.1.4	Construction/Consulting Job Impacts

In 2005, $34 million was spent by MKE for construction activities, consulting and engineering services. These expenditures generated 179 direct jobs.

3.	GEOGRAPHIC DISTRIBUTION OF DIRECT JOBS

In order to estimate the local economic impact created by airport activity, data on residency of employees was collected from the interviews with airport tenants, airport employee records, and interviews with the leading airlines serving MKE. The 6,341 direct jobs were then allocated based on county of residence. Table 4 shows the distribution of job impacts by county.

Table 4

Distribution of Job Impacts by

City and County of Residence

Jurisdiction	Percent	Direct Airport Generated Jobs
Cities of:
Milwaukee	25.29%	1,603
Cudahy	2.88%	183
Franklin	3.43%	218
Greenfield	2.57%	163
Greendale	0.96%	61
Oak Creek	4.14%	263
St. Francis	1.78%	113
South Milwaukee	3.78%	240
Other Milwaukee County	19.62%	1,244
Counties of:
Kenosha	1.60%	102
Ozaukee	1.34%	85
Racine	7.72%	489
Waukesha	9.82%	623
Washington	1.18%	75
Walworth	8.23%	522
Other Wisconsin	4.79%	304
Other US	0.86%	54

Total	100.00%	6,341

As this exhibit shows, 25 percent of the direct employees reside in the City of Milwaukee.

4.	INDUCED JOB IMPACT

A portion of the income received by those 6,341 directly employed due to airport activity is saved; another portion is used to pay federal, state and local taxes, while another portion is used to purchase goods and services from firms located in the Milwaukee metropolitan area, as well as out-of-region firms. The purchase of goods and services from Milwaukee metropolitan area firms creates induced jobs for area residents in the firms supplying the goods and services. Furthermore, those individuals supplying the goods and services also receive income from their employers and use a portion of it for additional purchases from firms located in the area. This “trickle-down” effect of an initial income expenditure results in a multiplier effect throughout the Milwaukee metropolitan area economy known as the personal income multiplier. As a result of this re-spending, 3,807 additional jobs in other sectors of the regional economy are created. These jobs are with state and local government agencies (excluding those state and local government jobs included as direct impacts i.e., airport administration), financial/business and educational services, retail, housing/construction, transportation services (including service stations, auto parts suppliers, automobile dealers, body shops, etc.), entertainment/recreational services, apparel and health care services.

5.	INDIRECT JOB IMPACTS

In addition to these induced jobs created due to purchases by the 6,341 individuals directly employed due to activity at MKE, other jobs in the Milwaukee metropolitan area regional economy will be created indirectly due to the purchase of goods and services by the firms involved in airport activity.

For example, airlines purchase such items as fuel, catering services, parts and office supplies from local firms, thereby creating jobs in these supplying industries. Similarly, the airport itself purchases such services as contract construction, utilities, and maintenance services from local suppliers, also creating jobs in the local economy. For the most part, the jobs resulting from such purchases are included in the direct job impacts. For example, the 74 jobs with caterers, the 107 jobs with fixed base operators, and the 179 jobs with contract construction and consulting firms are all included as direct job impacts. In some studies, impacts in these supplying industries are included as indirect jobs and measured through the use of a regional input/output model. For the purposes of this study, a more detailed assessment of jobs in the supplying industries was more appropriate since many are located on the airport facility and these impacts are considered as direct job impacts.

In addition to these purchases, another $243.1 million of local purchases were made by the firms dependent upon the airport. These local purchases include purchases for goods, maintenance and repair services, utilities and communications, transportation, insurance and fueling. The $243.1 million of local purchases supported 3,174 indirect jobs.

III. REVENUE, INCOME AND TAX IMPACTS CREATED BY MKE AIRPORT ACTIVITY

The movement of passengers and cargo via MKE generates revenue for firms in each of the five categories of airport-related activity. For example, in the airline/airport service category, revenue is received by catering firms providing services to the airlines, and by airport tenants who sell retail merchandise to passengers in the airport. In the freight transportation category, airlines receive revenue from moving the air cargo to and from the airport and freight forwarders receive revenue from arranging air transportation for the cargo. Similarly, the rental car agencies and the firms providing ground transportation receive revenue from transporting passengers to and from the airport, while contract construction and consulting firms receive revenue from the airport and airlines that have contracted these services. In the hotel/restaurant/visitors service category, local service and retail firms receive revenue from passengers staying overnight in the Milwaukee metropolitan area.

Revenue generated by airport activity is dispersed throughout the economy in several ways. For example, gross revenue is used to pay employee salaries and the whole range of taxes, it is distributed to stockholders, and it is used for purchases of goods and services (as described in the discussion of indirect job impacts in the last chapter). Only part of this revenue can be traced geographically with any degree of accuracy, the portion of the revenue paid out in salaries and state and local taxes. These impacts are addressed in separate sections of this chapter.

1.	REVENUE IMPACT

It is useful to estimate the revenue received by each category of firms involved with airport activity because the distribution is quite different from that of employment. However, only a portion of the revenue can be definitely traced to uses within the Milwaukee metropolitan area economy. The portion of revenue paid in salaries and re-spent within the Milwaukee regional economy or paid in taxes by individuals, and state and local taxes paid by firms, represents an impact that can be traced as remaining in the regional economy.

In 2005, passenger, air cargo and airport construction activity generated $977.4 million of business revenue to firms providing services at the airport. Exhibit 4 indicates the distribution, by economic impact sector, of the $977.4 million of revenue generated by airport activity at MKE.

Exhibit 4

Distribution of Revenue

By Sector

As with the employment impact, the majority of revenue generated by airport activity is concentrated in the airline/airport service category, followed by 18.9 percent with the freight transportation sector.

2.	PERSONAL INCOME IMPACTS

An estimated total of $262.7 million was paid in wages and salaries to the 6,341 direct employees. This income impact is estimated based on the average wages and salaries for each job category multiplied by the corresponding job impact in that category. The spending of this personal income within the Milwaukee metropolitan area creates the additional employment estimated as induced jobs in Chapter II, which results in an additional $318.2 million of personal income and consumption purchases.

Respending of income within a region is measured by a regional income multiplier. The size of the multiplier varies by region depending on the proportion of regional goods and services purchased by individuals. The higher this percentage, the lower the income leakage is out of the region. Based on data provided by the Bureau of Economic Analysis, for every one dollar earned by individuals in the Milwaukee metropolitan area, another $1.21 is spent in the region. Hence, the personal income multiplier for the Milwaukee metropolitan area economy is 2.21.

It is to be emphasized that the re-spending effect measures the total respending impact in the Milwaukee metropolitan area. The induced jobs, which are generated by this respending of the direct income, only include jobs generated at the retail and wholesale level due to consumer purchases, since it is assumed that these jobs will most likely occur in the Milwaukee metropolitan area. In addition to these induced retail and wholesale jobs, there are also additional induced and indirect jobs created to support purchases by those induced jobs in the wholesale and retail sectors, i.e., a second round of induced and indirect jobs. These second level induced and indirect jobs are not estimated, since it is not possible to identify with any degree of defensibility the geographic location where these second round induced and indirect jobs are created. Because the total number of induced and indirect jobs (second, third and fourth levels, etc.) generated by airport activity is not estimated, it is not possible to divide the induced income ($318.2 million) by the estimated induced jobs (3,807) to estimate the salary and wage income associated with the estimated induced jobs. To do so would result in a gross overestimation of the personal income associated with the induced jobs.

In addition to the direct and induced income and consumption impacts, the 3,174 indirect job holders received $107.1 million in indirect personal wages and salaries.

The total direct, induced and indirect personal income and consumption impact is estimated at $688.0 million.

3.	LOCAL PURCHASES

A total of $243.1 million of local purchases were made by airlines and tenants of the airport. These purchases supported the 3,174 indirect jobs created by airport activity.

4.	TAX IMPACTS

Airport activity in 2005 generated government revenue through an assortment of tax payments by airport businesses and employees. The tax impacts are estimated at the state and local government levels. Federal aviation-specific taxes are estimated for domestic passengers boarding flights at MKE, for international passengers using the airport and for air cargo loaded on planes. The Federal aviation-specific taxes on cargo, departing international passengers and domestic passengers are paid to the Federal Aviation Trust Fund, which is in turn used to finance airport development throughout the United States. Also included in the Federal Aviation taxes are taxes and fees levied for security purposes.

To estimate the state and local tax impact, state and local individual tax indices were developed from data collected by Martin Associates from the Tax Foundation. This data provides the total state and local taxes paid as a percent of per capita income in the State of Wisconsin. The ratio of state and local taxes to total income in the state was multiplied by the total direct, induced and indirect income impact created on-site at MKE.

Using these state and local tax to per capita income indices, it is estimated that activity at MKE generated $78.4 million of state and local tax revenues. Table 5 shows the breakdown of the state and local tax impacts.

Table 5

State and Local Tax Impacts

(Million $)

TYPE OF TAX	TAXES (MILLIONS)
STATE AND LOCAL TAXES
STATE	$48.2
COUNTY/MUNICIPAL	$30.2
TOTAL STATE AND LOCAL	$78.4

Federal aviation-specific taxes were estimated based on the appropriate tax formulas, including security fees on enplaning and deplaning passengers. The domestic passenger tax is based on an ad valorem tax levied on enplaned domestic passenger revenue. The international departure tax is based on a tax per enplaning international passenger, while the INS/Customs tax is based on a tax levied on deplaning international passengers. The federal air cargo tax is based on an ad valorem tax levy on the value of enplaned air cargo. The average freight value of air cargo was provided to Martin Associates by air cargo carriers. As a result of the airport activity, $69.9 million in tax revenues were paid to the Federal Government.

IV. VISITOR INDUSTRY IMPACTS CREATED BY MKE PASSENGER ACTIVITY

The impact of visitors on the local and regional economy is measured in terms of jobs, income, revenue and taxes created in the hotels, retail establishments, entertainment activities, and transportation service firms.

Individuals visit the Milwaukee metropolitan area for a variety of reasons, including business, pleasure, and for participation in conventions. Furthermore, both domestic and international visitors use the airport. These visitors purchase hotel rooms, pay for meals and entertainment, and make retail purchases while in the Milwaukee metropolitan area. These purchases of goods and services stimulate the local economy, in turn generating jobs with hotels, restaurants, retail outlets, and local entertainment establishments. Those individuals employed in the Milwaukee metropolitan area visitor industry due to visitors’ purchases receive income. This income is re-spent in the local economy generating induced jobs in the regional economy.

The magnitude of the economic impact generated by visitors using MKE varies directly with the volume of out-of-town visitors and the length of time the visitors stay in the Milwaukee area. Also, the impacts depend upon the amount of money spent by visitors on a daily basis, as well as the types of purchases made. The volume of air visitors to the area depends upon the number of origin and destination passengers compared to connecting passengers, as well as the number of out-of town airport users versus the number of local resident users of the airport. The length of time visitors spend in the Milwaukee metropolitan area, as well as how they spend their money, further depends upon the purpose of the trip to the Milwaukee metropolitan area, as well as whether the visitor is a domestic air traveler or an international visitor. For example, domestic business travelers tend to spend more per day on hotels than a visitor on a pleasure trip, but the pleasure traveler may spend more on retail and entertainment than the business traveler, and may stay in the Milwaukee metropolitan area for a longer period of time.

To estimate the economic impact of visitors arriving via MKE, Martin Associates conducted a one-week 900 passenger in-terminal intercept survey of enplaning passengers in August, 2005. The passenger survey sample was selected to parallel the distribution of passengers by the key air routings accounting for 75 percent of the passenger traffic at MKE. The survey results were used to develop passenger characteristics, including trip purpose, spending patterns and length of time spent in the Milwaukee metropolitan area.

In 2005, about 3.6 million passengers boarded commercial aircraft at MKE. Of the 3.6 million enplaning passengers, about 58 percent of the passengers were not residents of the Milwaukee metropolitan area, of which 12.9 percent were connecting to other flights and spent no time in the Milwaukee metropolitan area as part of the trip. Therefore, of the 3.6 million enplaning passengers at MKE, about 1.9 million passengers were not residents of the Milwaukee metropolitan area and were not connecting to other flights at MKE. It is the travel and spending characteristics of these 1.9 million visitors that will contribute to the local and state economy through lodging, retail purchases, eating in restaurants, and local transportation services. Table 6 shows the purpose of the trip of the 1.9 million non-resident visitors arriving via air.

Table 6

Estimated Non-Resident Visitors by

Purpose of Trip

TRIP PURPOSE	ENPLANEMENTS
DOMESTIC BUSINESS	305,881
DOMESTIC PLEASURE	1,519,183
INTERNATIONAL BUSINESS	13,592
INTERNATIONAL PLEASURE	23,790

TOTAL	1,862,446

Exhibit 5 shows the average expenditure per trip by trip purpose. As this exhibit shows, the domestic business traveler spends the most per trip, about $550 per trip, followed by the domestic pleasure traveler.

Exhibit 5

Average Expenditure per Trip by Trip Purpose

1.	VISITOR INDUSTRY JOB IMPACT

Using the results of the passenger survey, the 1.9 million visitors arriving via MKE are estimated to have spent $820.5 million in the Milwaukee metropolitan area for lodging, food, entertainment, and transportation. This spending supported 18,956 direct jobs in the Milwaukee metropolitan area visitor industry. Exhibit 6 summarizes these direct visitor industry impacts by sector within the visitors industry.

Exhibit 6

Direct Job Impacts Due to Visitors

Arriving Via MKE Airport

DIRECT JOBS

The majority of the impacts are generated in area restaurants, followed by jobs with area hotels. More than 4,100 jobs are created in entertainment/recreational activities, 623 jobs with local retail establishments, 315 jobs with local travel agents, and 42 jobs with in-town cabs.1

Furthermore, the respending of the direct personal income due to visitors arriving via MKE supported 5,667 induced jobs within the Milwaukee metropolitan area economy.

Finally, the local visitor industry firms made $16.5 million of local purchases for goods and services to support the visitor generated operations. These local purchases for goods and services by the firms supported an additional 651 indirect jobs in the area economy.

[1]	The local transportation jobs exclude the airport -generated jobs with rental cars, cabs and buses moving passengers to and from the airport.

2.	BUSINESS REVENUE IMPACT

The purchases made by visitors to the Milwaukee metropolitan area in 2005 generated nearly $820.5 million of business revenue to hotels, restaurants, retail outlets, entertainment establishments and local transportation firms. The distribution of the business revenue by visitor sector industry is shown in Exhibit 7. As this exhibit demonstrates, local restaurants received $351.8 million due to visitors using the airport, while hotels received $203.9 million in sales as a result of visitors using MKE. About $126.8 million was spent on local retail purchases by visitors using MKE, while visitors spent $136.3 million on local recreational and entertainment activities and $1.7 million on local transportation services.

Exhibit 7

Distribution of Visitor Industry Purchases

REVENUE (MILLIONS)

3.	PERSONAL INCOME AND TAX IMPACTS

The 18,956 individuals directly employed in the Milwaukee metropolitan area visitor industry as the result of expenditures by the 1.9 million visitors to the area received $279.6 million in wages and salaries. A portion of this personal income is also used for regional purchases of goods and services, creating induced jobs. Applying the personal income multiplier for the local area visitors industry (estimated by the U.S. Bureau of Economic Analysis), an additional re-spending and consumption income impact of $209.6 million was generated locally.

The 651 indirect job holders received $10.6 million of indirect wages and salaries. Therefore, the total personal income and consumption impact generated by visitors arriving via the airport is $499.8 million.

Finally, as a result of the visitors using MKE, $86.8 million of state and local taxes were also generated.

V. COMPARISON WITH 1996 IMPACTS CREATED BY MKE

Martin Associates conducted the 1996 economic impact study for MKE using a similar methodology as in this current study. Therefore, for the most part, direct comparisons can be made with the 1996 impact study. Between 1996 and 2005, total passenger activity at MKE increased from 5.5 million passengers in 1996 to 7.3 million in 2005.

The impacts of these changes in air passenger activity at MKE are documented in Table 7.

Table 7

Comparison of Airport Generated Economic Impacts

IMPACTS	AIRPORT GENERATED 2005	AIRPORT GENERATED 1996	CHANGE
JOBS
DIRECT	6,341	4,942	1,399
INDUCED	3,807	1,657	2,150
INDIRECT	3,174	3,265	(91)

TOTAL	13,322	9,864	3,458
PERSONAL INCOME (MILLIONS)
DIRECT	$262.7	$134.5	$128.2
INDUCED	$318.2	$97.5	$220.7
INDIRECT	$107.1	NA	NA

TOTAL	$688.0	$232.0	$456.0
BUSINESS REVENUE (MILLIONS)	$977.4	$881.4	$96.0
LOCAL PURCHASES (MILLIONS)	$243.1	$84.0	$159.1
STATE & LOCAL TAXES (MILLIONS)	$78.4	$34.4	$44.0
FEDERAL AVIATION SPECIFIC TAXES (MILLIONS)	$69.9	$20.4	$49.5

Totals may not add due to rounding

With respect to airport generated impacts, direct jobs increased by 1,399 jobs, reflecting the increase in passenger activity. Table 8 shows the changes by direct job category. The largest growth in direct jobs was recorded with airlines, 1,071 jobs, followed by federal government jobs, primarily with the TSA.

Table 8

Changes in Direct Jobs by Category

1996-2005

IMPACT CATEGORY	DIRECT JOBS 2005	DIRECT JOBS 1996	CHANGE
AIRLINE/AIRPORT SECTOR
PASSENGER AIRLINES	2,449	1,378	1,071
CATERING (NON AIRLINE-OWNED)	74	112	(39)
FEDERAL GOVERNMENT	444	215	229
AIRPORT ADMINISTRATION	234	182	52
RETAIL CONCESSIONS	217	128	89
FIXED BASE OPERATORS	107	135	(28)
GENERAL AVIATION	253	171	82
MILITARY	1,162	1,150	12
SECURITY/SKYCAPS/JANITORIAL	128	148	(20)
PARKING	110	69	41

SUBTOTAL	5,178	3,688	1,490
FREIGHT TRANSPORTATION SECTOR
FREIGHT AIRLINES & COURIERS	574	595	(21)
FREIGHT FORWARDERS	7	NA	7

SUBTOTAL	581	595	(14)
GROUND TRANSPORTATION
RENTAL CARS	265	198	67
TAXIS	73	NA	73
LIMOS/BUS/VANS	66	231	(165)

SUBTOTAL	403	429	(26)
CONSTRUCTION AND CONSULTING	179	230	(51)
TOTAL	6,341	4,942	1,399

Induced jobs grew by 2,150 jobs, reflecting a growth in direct income. Indirect jobs fell by 91 jobs despite an increase in local purchases. This reflects a gain in productivity in the U.S. retail, wholesale, service and manufacturing sectors. Due to the increase in productivity in these economic sectors, since 1996, the growth in productivity in supplying industries has resulted in lower job multipliers. Therefore, for every million dollars of local purchases, less induced jobs are supported in 2005 than in 1996.

Business revenue grew by $96 million, reflecting the growth in passenger and air cargo activity.

A new methodology has been used in 2005 to estimate state and local taxes. In past studies, Martin Associates used a per employee burden, which did not control for differences in average salaries across direct, induced and indirect jobs. The new methodology more accurately reflects the fact that jobs with higher earnings will tend to generate higher taxes. As a result of the change in methodology to estimate tax impacts, comparisons cannot be made between the state and local tax impacts in 1996 and 2005.

Federal Aviation tax revenues grew primarily due to the increase of passengers at MKE.

The increase in passengers since 1996 is reflected in the growth in economic impacts in the visitors industry, as shown in Table 9. As the result of the increase in passenger activity between 1996 and 2005, the total jobs created in the visitors industry increased by 8,337 jobs. Direct jobs in the visitors industry grew by 5,501 jobs over the nine year period. Total personal income and consumption impacts created by visitors to the area also increased by $201 million, while business revenue grew by $315 million. Indirect impacts in the visitors industry were not measured in 1996, and the tax impacts were estimated using a per capita income tax burden in the current study rather than a per employee tax burden as was used in 1996. The use of a per capita income tax burden reflects the impact of differing salary levels in state and local tax payments. It is to be emphasized that due to a change in estimating state and local taxes to reflect differing salaries across jobs, comparisons cannot be made between the state and local tax impact in 1996 and 2005.

Table 9

Change in MKE Visitor Industry Impacts

1996-2005

IMPACTS	VISITOR INDUSTRY 2005	VISITOR INDUSTRY 1996	CHANGE
JOBS
DIRECT	18,956	13,455	5,501
INDUCED	5,667	3,481	2,186
INDIRECT	651	NA	NA

TOTAL	25,273	16,936	8,337
PERSONAL INCOME (MILLIONS)
DIRECT	$280	$173	$106
INDUCED	$210	$126	$84
INDIRECT	$11	NA	NA

TOTAL	$500	$299	$201
AVERAGE INCOME/DIRECT EMPLOYEE	$14,752	$12,887	$1,864
BUSINESS REVENUE (MILLIONS)	$820	$506	$315
LOCAL PURCHASES (MILLIONS)	$17	NA	NA
STATE & LOCAL TAXES (MILLIONS)	$87	$90	($3)

Totals may not add due to rounding